Exhibit (e)(2)

FORM OF

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, amended and restated as of                     , 2009 for the addition of HighMark Equity Income Fund, HighMark Geneva Growth Fund, HighMark Geneva Small Cap Growth Fund, HighMark NYSE Arca Tech 100 Index Fund, and HighMark Wisconsin Tax-Exempt Fund, is the Amended and Restated Exhibit A to that certain Underwriting Agreement dated as of December 1, 2008 between HighMark Funds Distributors, Inc. and HighMark Funds.

PORTFOLIOS

HighMark Balanced Fund

HighMark Cognitive Value Fund

HighMark Core Equity Fund

HighMark Enhanced Growth Fund

HighMark Equity Income Fund

HighMark Fundamental Equity Fund

HighMark Geneva Growth Fund

HighMark Geneva Small Cap Growth Fund

HighMark International Opportunities Fund

HighMark Large Cap Growth Fund

HighMark Large Cap Value Fund

HighMark NYSE Arca Tech 100 Index Fund

HighMark Small Cap Advantage Fund

HighMark Small Cap Value Fund

HighMark Value Momentum Fund

HighMark Capital Growth Allocation Fund

HighMark Diversified Equity Allocation Fund

HighMark Growth & Income Allocation Fund

HighMark Income Plus Allocation Fund

HighMark Bond Fund

HighMark California Intermediate Tax-Free Bond Fund

HighMark National Intermediate Tax-Free Bond Fund

HighMark Short Term Bond Fund

HighMark Wisconsin Tax-Exempt Fund

HighMark California Tax-Free Money Market Fund

HighMark Diversified Money Market Fund

HighMark Treasury Plus Money Market Fund

HighMark U. S. Government Money Market Fund

HighMark 100% U. S. Treasury Money Market Fund

“Archipelago ®”, “ARCA®”, “ARCAEX®”, “NYSE®”, “NYSE ARCASM” and “NYSE Arca

Tech 100SM” are trademarks of the NYSE Group, Inc. and Archipelago Holdings, Inc. and have been licensed for use by HighMark Funds. The NYSE Arca Tech 100 Index Fund is not sponsored, endorsed, sold or promoted by Archipelago Holdings, Inc. or by NYSE Group, Inc. Neither Archipelago Holdings, Inc. nor NYSE Group, Inc. makes any representation or warranty regarding the advisability of investing in securities generally, the NYSE Arca Tech 100 Index Fund particularly or the ability of the NYSE Arca Tech 100 Index to track general stock market performance.

ARCHIPELAGO HOLDINGS, INC. (“ARCA”) MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NYSE ARCA TECH 100 INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

HIGHMARK FUNDS DISTRIBUTORS, INC.

By:
Name:
Title:

Accepted:

HIGHMARK FUNDS

By:
Name:
Title: